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Exhibit 99

REGULATION FD DISCLOSURE

    BIRMINGHAM, Alabama (May 7, 2001) The share owners of Protective Life Corporation (NYSE:PL) held their annual meeting today. At the meeting, Drayton Nabers, Jr., Chairman of the Board and Chief Executive Officer of the Company gave an overview of the Company. A copy of Mr. Nabers' presentation will be available on the Company's web site at www.protective.com.

    The Company also announced that Mr. Nabers will be presenting at the Alabama Financial Service Conference. Mr. Nabers' presentation will be May 15th, 10:50 a.m. Central.

    A simultaneous web cast of the presentation will be available on the conference web site at www.afsc2001.com, and a copy of Mr. Nabers' presentation will be available on the Company's web site at www.protective.com.

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REGULATION FD DISCLOSURE